Exhibit 10.12.1

                       AMENDMENT TO CONSULTING AGREEMENT

         THIS AMENDMENT TO CONSULTING AGREEMENT ("Amendment") is entered into effective April 8, by and between Amcast Industrial Corporation, a corporation duly organized and existing under the laws of the State of Ohio, with a place of business at 7887 Washington Village Drive, Dayton, Ohio 45459, hereinafter referred to as "Amcast", and Leo W. Ladehoff, residing at 27267 North 103rd Way, Scottsdale, Arizona 85255, hereinafter referred to as "Consultant."

                                    RECITALS

A. On February 15, 2001, Amcast elected Consultant its Chairman of the Board and retained Consultant to provide executive consulting services to Amcast and Byron
O. Pond, its newly elected President, Chief Executive Officer and director, following the resignation of John H. Shuey. Consultant was retained for three
(3) years at $200,000 per year payable monthly pursuant to a Consulting Agreement (the "Agreement").

B. Effective April 8, 2002, Amcast elected Joseph R. Grewe as its President, Chief Operating Officer and a director as part of Amcast's orderly succession planning. At the same time, Amcast elevated Byron O. Pond, its Chief Executive Officer, to the position of Chairman of the Board.

C. Amcast desires to continue to utilize the experience and expertise of Consultant during this transition period. The purpose of this amendment is to accomplish those desires by extending the term and reducing Consultant's compensation commensurate with the reduction of duties imposed on Consultant.

                                    AMENDMENT

         For  and  in   consideration  of  the  recitals  and  covenants  herein
contained, the parties amend the Agreement, as follows:

         1. Amcast initially retained Consultant effective February 15, 2001 for three (3) years and has fully performed his obligations through April 8, 2002 pursuant to the Agreement. Amcast now extends Consultant's retention to August 31, 2004, unrelated to his status as a member of Amcast's Board of Directors ("Board"). Consultant hereby accepts and agrees to such extended retention and appointment. Without limiting Consultant's duties and authority established by the Agreement for the period prior to April 8, 2002, Consultant shall generally have the authority, responsibilities, and perform such duties after April 8, 2002 as are delegated to him by the Board or by Amcast's Chief Executive Officer, consistent with the terms of Amcast's Articles of Incorporation, its Bylaws and Code of Regulations and applicable law as such duties are accepted by Consultant. Amcast acknowledges that the benefits it now expects to obtain from Consultant's consulting services are not related to any specific time commitment on the part of Executive but are related to his availability to provide advice in connection with transition, special projects, questions, and events that arise from time to time. Consultant remains an independent contractor, and not an employee of Amcast.



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2  Consultant  agrees  that  he  shall  continue  to at  all  times  faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him, to the extent accepted by him, to the reasonable satisfaction of Amcast. Consultant agrees that he will not create a conflict of interest during the Term of this Agreement, which may prove detrimental to the interests of Amcast, and agrees to promptly notify the Board in writing of any potential or actual conflict.

         3. Consultant shall continue to be paid an annualized retainer of Two Hundred Thousand and no/100 Dollars ($200,000.00) per year through February 28, 2003. After February 28, 2003, Consultant's annualized retainer shall be reduced to One Hundred Thousand and no/100 Dollars ($100,000.00) per year through August 31, 2004. Consultant's annualized retainer shall be payable in equal monthly installments.

         4. Consultant shall no longer receive a car allowance effective April 8, 2002; but, subject to the eligibility requirements and other terms and conditions of Amcast's group health plan, Consultant and his spouse shall continue to be allowed to participate at Amcast's expense in such medical and dental insurance coverage so long as Consultant remains a member of the Board. Should Consultant be deemed not to be eligible for such coverage but entitled to COBRA coverage, Amcast shall pay the premiums for such coverage while Consultant remains a member of the Board.

         5. Amcast may terminate this Agreement and Consultant's retention by providing Consultant with two (2) weeks written notice. In the event of such termination, Consultant shall immediately be paid all of the compensation that would accrue and be paid under Paragraph 3 above had this Agreement not been terminated.

6.  The  following  paragraphs  of  the  Agreement  remain  unaffected  by  this
Amendment:  4.03;  4.04;  4.05;  4.06; 4.07; 5.07; 6.01; 6.02; 6.03, 6.04; 6.05;
7.01; 7.02; 7.03; 7.04; 7.05 and 7.06. All other paragraphs of the Agreement shall be deemed superceded, modified or deleted by this Amendment.

         IN WITNESS WHEREOF the following parties have executed the above instrument the day and year first above written.





/s/ Leo W. Ladehoff
----------------------
    Leo W. Ladehoff



AMCAST INDUSTRIAL CORPORATION

By:  /s/ Byron O. Pond
   ----------------------
         Byron O. Bond
         Chairman of the Board and
         Chief Executive Officer



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